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                                               EXHIBIT 24.1

                              24.1 Consent of Stonefield Josephson & Company



























































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                                            CONSENT OF

                       STONEFIELD JOSEPHSON, INC., CERTIFIED PUBLIC ACCOUNTANTS


         The undersigned independent certified public accounting firm hereby consents to the inclusion of its report on the consolidated financial statements of NetSol International, Inc. for the year ending June 30, 1999, in the Annual Report on Form 10-KSB for NetSol International, Inc.




/S/STONEFIELD JOSEPHSON, INC.
-----------------------------
STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California
Dated: September 24, 1999